UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2009

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (651) 636-9770

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

          The information contained in Item 2.03 of this Form 8-K is incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.

          The following information is being provided pursuant to Item 2.02. Such information, including Exhibit 99.1 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

          On August 13, 2009, IntriCon Corporation (“IntriCon” or the “Company”) announced earnings for the quarter ended June 30, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

PrivateBank Loan Agreement

          On August 13, 2009, IntriCon and its wholly-owned United States subsidiaries, IntriCon, Inc., RTI Electronics, Inc., IntriCon Tibbetts Corporation and Jon Barron, Inc. (“Datrix”) (collectively, the “U.S. Subsidiaries” and with the Company, the “Borrowers”) entered into a Loan and Security Agreement (the “Loan Agreement”) and related agreements with The PrivateBank and Trust Company (the “Lender”) providing for a new credit facility consisting of: (i) an $8.0 million revolving line of credit (with a $200,000 subfacility for letters of credit) and (ii) a $3.5 million term loan. Loan availability under the revolving line of credit is limited to the borrowing base amount, defined as the sum of (i) 80% of eligible accounts receivable, (ii) the lesser of (a) 50% of the lower of cost or market value of eligible inventory and (b) $3.0 million and (iii) the product of the Equipment Advance Rate (as defined therein) multiplied by the net orderly liquidation value of all eligible equipment. This facility replaces the Company’s prior credit facilities with Bank of America. Borrowers paid Lender a net closing fee in the amount of $143,750.

          Loans under the new credit facility are secured by a security interest in substantially all of the assets of the Borrowers including a pledge of the stock of the U.S. Subsidiaries owned by the Company. All of the Borrowers are jointly and severally liable for all borrowings under the new credit facility. The new credit facility will expire, and all outstanding loans will become due and payable, on August 13, 2012.

Loans under the new credit facility will bear interest, at the option of the Company, at:

•	the London InterBank Offered Rate (“LIBOR”) plus the Applicable LIBOR Rate Margin or

•

the base rate, which is the higher of (a) the rate publicly announced from time to time by the Lender as the “prime rate” and (b) the Federal Funds Rate plus 0.5%, plus the Applicable Base Rate Margin.

The Applicable LIBOR Rate Margin and the Applicable Base Rate Margin vary depending on the type of loan and the Borrowers’ Leverage Ratio (as defined in the Loan Agreement), as set forth in the table below:

	Revolving Loans		Term Loan
Leverage Ratio	Applicable LIBOR Rate Margin	Applicable Base Rate Margin	Applicable LIBOR Rate Margin	Applicable Base Rate Margin
≥ 3.25 to 1.00	4.00%	1.25%	4.00%	1.25%
≥ 2.75 to 1.00 and < 3.25 to 1.00	3.75%	1.00%	3.75%	1.00%
≥ 2.25 to 1.00 and < 2.75 to 1.00	3.50%	0.75%	3.50%	0.75%
< 2.25 to 1.00	3.00%	0.25%	3.00%	0.25%

          Interest is payable monthly in arrears, except that interest on LIBOR based loans is payable at the end of the one, two or three month interest periods applicable to LIBOR based loans.

          The Borrowers are also required to pay a non-use fee equal to 0.25% per year of the unused portion of the revolving line of credit facility, payable quarterly in arrears.

          The outstanding principal balance of the term loan is payable in installments, commencing on September 30, 2009, payable on dates set forth below, in the following amounts:

Payment Date	Installment
September 30, 2009	$100,000
December 31, 2009	$150,000
March 31, 2010	$175,000
June 30, 2010	$175,000
September 30, 2010	$168,750
December 31, 2010	$168,750
March 31, 2011	$168,750
June 30, 2011	$168,750
September 30, 2011	$187,500
December 31, 2011	$187,500
March 31, 2012	$187,500
June 30, 2012	$187,500

          Any remaining principal and accrued interest is payable on August 13, 2012. The Borrowers are also required to use 100% of the net cash proceeds of certain asset sales (excluding inventory and certain other dispositions), sale of capital securities or issuance of debt to pay down the term loan.

          As of August 13, 2009, the Borrowers borrowed $3,500,000 on the term loan and $6,458,148 on the revolving line of credit and had a remaining availability under the revolving credit facility of approximately $1,262,457. Proceeds from the loans were used to repay amounts owed under the Borrower’s prior credit facilities of approximately $8,524,057 and a portion of the purchase price to complete the acquisition of Datrix.

          In the Loan Agreement, the Borrowers made representations and warranties to the Lender concerning, among other things: their corporate status; authorization of the new credit facilities; the validity and binding nature of the Loan Agreement and other loan documents; conflicts with existing laws and agreements; ownership of assets and liens; ownership of the stock of the U.S. Subsidiaries; intellectual property; financial statements; litigation and contingent liabilities; events of default; material adverse effects; environmental matters; solvency; employee benefit matters; labor relations; security interests created under the Loan Agreement; the nature of the relationship between the lender and the Borrowers; the business nature of the loans; taxes; compliance with federal margin regulations; compliance with federal statutes and regulation concerning investment companies and public utilities; bank accounts; place of business; completeness of information furnished; internal controls over financial reporting and disclosure controls and procedures; insurance; and the Datrix acquisition.

          It is a condition precedent to the Lender’s obligation to make any additional advances or issue any letter of credit under the Loan Agreement that the Borrowers’ representations and warranties must be true and correct in all material respects at and that no default or event of default shall exist.

          The Loan Agreement contains affirmative covenants regarding, among other things: payments of any increased regulatory costs incurred by the Lender with respect to the loans; the Borrowers’ existence; compliance with laws; payment of taxes and liabilities; maintenance of the Borrowers’ property and assets; insurance; employee benefit plans; financial statements; management letters and supplemental financial statements; reports and certificates to be provided to the Lender; the Lender’s right to inspect and audit the collateral pledged to the Lender; intellectual property; notices of proceedings, events of default and material adverse effects; environmental matters; use of the Lender as Borrowers’ primary bank; the obtaining of interest rate protection with respect to at least $1.0 million of the loans; and annual projections.

          Under the Loan Agreement, except as otherwise permitted in the Loan Agreement, the Borrowers may not, among other things: incur or permit to exist any indebtedness; grant or permit to exist any liens or security interests on their assets or pledge the stock of any subsidiary; make investments; be a party to any merger or consolidation, or purchase of all or substantially all of the assets or equity of any other entity; sell, transfer, convey or lease all or any substantial part of its assets or capital securities; sell or assign, with or without recourse, any receivables; issue any capital securities; make any distribution or dividend (other than stock dividends), whether in cash or otherwise, to any of its equityholders; purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof; enter into any transaction with any of its affiliates or with any director, officer or employee of any Borrower; be a party to any unconditional purchase obligations; cancel any claim or debt owing to it; make payment on or changes to any subordinated debt; enter into any agreement inconsistent with the provisions of the Loan Agreement or other agreements and documents entered into in connection with the Loan Agreement; engage in any line of business other than the businesses engaged in on the date of the Loan Agreement and businesses reasonably related thereto; or permit its charter, bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lender.

          The Loan Agreement contains minimum EBITDA, funded debt to EBITDA, fixed charge coverage ratio and capital expenditure financial covenants. In addition, Borrowers must at all times maintain availability of at least $500,000 under the revolving line of credit.

          Upon the occurrence and during the continuance of an Event of Default (as defined in the Loan Agreement), the Lender may, among other things: terminate its commitments to the Borrowers (including terminating or suspending its obligation to make loans and advances); declare all outstanding loans, interest and fees to be immediately due and payable; take possession of and sell any pledged assets and other collateral; and exercise any and all rights and remedies available to it under the Uniform Commercial Code or other applicable law. In the event of the insolvency or bankruptcy of any Borrower, all commitments of the Lender shall automatically terminate and all outstanding loans, interest and fees shall be immediately due and payable. Events of default include, among other things, failure to pay any amounts when due; material misrepresentation; default in the performance of any covenant, condition or agreement to be performed that is not cured within 20 days after notice from the Lender; default in the performance of obligations under certain subordinated debt, which includes the Company’s note payable to the former shareholder of Datrix (including actual or attempted termination of a subordination agreement with the former shareholder of Datrix); default in the payment of other indebtedness or other obligation with an outstanding principal balance of more than $50,000, or of any other term, condition or covenant contained in the agreement under which such obligation is created, the effect of which is to allow the other party to accelerate such payment or to terminate the agreements; a breach by a Borrower under certain material agreements, the result of which breach is the suspension of the counterparty’s performance thereunder, delivery of a notice of acceleration or termination of such agreement; the insolvency or bankruptcy of any Borrower; the entrance of any judgment against any Borrower in excess of $50,000, which is not fully covered by insurance; any divestiture of assets or stock of a subsidiary constituting a substantial portion of Borrowers’ assets; the occurrence of a change in control (as defined in the Loan Agreement); certain collateral impairments; a contribution failure with respect to any employee benefit plan that gives rise to a lien under ERISA; and the occurrence of any event which Lender determines could be reasonably expected to have a material adverse effect (as defined in the Loan Agreement).

Datrix Note

          As discussed above, in connection with the Company’s acquisition of Datrix, the Company issued a subordinated, non-negotiable promissory note dated August 13, 2009 to the former shareholder of Datrix (“Shareholder”) in the principal amount of $1.05 million (“Datrix Note”). The Datrix Note bears interest at an annual rate of 6%, provided, however, that upon the occurrence of an event of default (as defined in the Datrix Note) and during the continuance thereof, at Shareholder’s option, the outstanding principal amount under the Datrix Note shall bear interest at an annual rate of 10%. The principal amount of the Datrix Note is due and payable in three equal annual installments of $350,000 beginning on August 13, 2010 plus accrued and unpaid interest. Amounts outstanding under the Datrix Note shall automatically become immediately due and payable upon the sale of assets of the Company attributable to 90% or more of the Company’s consolidated sales volume or upon the direct or indirect acquisition of beneficial ownership of 50% or more of the combined voting power of the Company’s then-outstanding voting securities. Amounts owing under the Datrix Note are unsecured and subordinated to the Company’s obligations pursuant to the Loan Agreement discussed above.

          The Company has the right to withhold and set off against amounts due under the Datrix Note for certain claims for indemnification pursuant to the agreement governing the Company’s acquisition of Datrix. Upon the occurrence and during the continuance of an event of default (as defined in the Datrix Note), Shareholder may, among other things, declare the entire unpaid principal balance of the Datrix Note, together with all accrued interest, immediately due and payable. Immediate acceleration of such amounts will occur automatically in the event of the Company’s insolvency or bankruptcy. Events of default include, among other things, the Company’s failure to pay amounts due under the Datrix Note and such failure continues for 10 days; the insolvency or bankruptcy of the Company; the Company’s liquidation, winding up, dissolution, or suspension of operations in excess of 90 days; and the occurrence and continuation of an event of default as set forth in the Loan Agreement described above.

          The foregoing summary of the new credit facility, the Loan Agreement and the Datrix Note does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, the Datrix Note and other material agreements entered into in connection with such documents, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2009.

Item 7.01.	Regulation FD Disclosure.

          The following information is being provided pursuant to Item 7.01. Such information, including Exhibit 99.1 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Exchange Act.

          On August 13, 2009, the Company issued a press release announcing the new credit facilities and the Datrix acquisition, which press release is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 13, 2009 announcing earnings for the quarter ended June 30, 2009.

99.2	Press Release dated August 13, 2009 announcing the new credit facilities and the Datrix acquisition.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

Dated: August 14, 2009	By:	/s/ Scott Longval
	Name:	Scott Longval
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 13, 2009 announcing earnings for the quarter ended June 30, 2009.

99.2	Press Release dated August 13, 2009 announcing the new credit facilities and the Datrix acquisition.